NONE OF THE SECURITIES TO WHICH THIS TRANSFER AGREEMENT (THE “AGREEMENT”) RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES 1933 ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

SHARE PURCHASE AGREEMENT

BETWEEN:

CELINE TOTMAN, of 3316 West 1st Avenue, Vancouver, British Columbia

(the “Vendor”)

AND:

CHRIS METCALF, of 190 Columbia Heights, #2, Brooklyn, New York

(the “Purchaser”)

WHEREAS:

A.                         The Vendor is the beneficial owner of 3,000,000 common shares in the capital of Arthro Pharmaceuticals, Inc. (the “Company”), a company incorporated under the laws of the State of Nevada;

B.                          The Purchaser is interested in becoming involved with the Company as a director and officer in an effort to increase the value for the Company’s shareholders;

C.                          The Vendor has agreed to sell and the Purchaser has agreed to purchase an aggregate of 3,000,000 shares of the Company (the “Purchase Shares”) beneficially owned by the Vendor on the terms and conditions hereinafter set forth in this Agreement; and

D.                         The parties hereto desire to make certain representations, warranties and agreements in connection with the proposed purchase and sale of the Purchase Shares and to set forth various conditions to the transactions contemplated hereby

THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties covenant and agree as follows:

1.	Purchase and Sale

1.1                        On the basis of the representations and warranties of the parties to this Agreement and subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase from the Vendor, and the Vendor agrees to sell to the Purchaser, the Purchase Shares free and clear of all liens, charges and encumbrances of any kind whatsoever, except any restrictions that may be imposed by applicable securities laws.

1.2                        The purchase price of the Purchase Shares is the amount of $300,000 (the “Purchase Price”).

1.3                        The closing of the purchase and sale of the Purchase Shares (the “Closing”) shall take place on a date mutually agreed to by the parties hereto.

2.	Conditions to Closing and Deliveries by the Parties

2.1                        The Purchaser’s obligation to purchase the Purchase Shares and to take the other actions required to be taken by the Purchaser at the Closing is subject to the Purchaser having received written confirmation from the Company’s transfer agent stating that such transfer agent has received all documents necessary to register the transfer of all of the Purchase Shares to the Purchaser and to reissue one or more stock certificates to the Purchaser representing the Purchase Shares in the name of the Purchaser. This condition is for the sole benefit of the Purchaser and may be waived by the Purchaser, in whole or in part.

2.2                        At the Closing, the Vendor will deliver or cause to be delivered to the Purchaser certificates representing the Purchase Shares registered in the Purchaser’s name and transferring to the Purchaser good title to the Purchase Shares, free and clear of all liens, charges and encumbrances of any kind whatsoever.

2.3                        At the Closing, the Purchaser will deliver to Vendor the Purchase Price.

3.	Acknowledgements

3.1                        The Purchaser acknowledges and agrees that the Vendor is an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act) of the Company and as a result the Purchase Shares will be subject to a hold period (as contemplated under Rule 144 promulgated under the 1933 Act) which commences on the date of the completion of the transactions contemplated by this Agreement and will not be permitted to tack on to the period that the Vendor held the Purchase Shares.

4.	Representations and Warranties

4.1                        The Vendor represents and warrants to the Purchaser (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Purchaser will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Purchase Shares as contemplated herein, that:

(a)	the Vendor is the beneficial owner of the Purchase Shares free and clear of all liens, charges and encumbrances of any kind whatsoever;
(b)

there are no written instruments, buy-sell agreements, registration rights or agreements, voting agreements or other agreements by and between or among the Vendor or any other person, imposing any restrictions upon the transfer, prohibiting the transfer of or otherwise pertaining to the Purchase Shares or the ownership thereof;

(c)

the Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title and ownership of the Purchase Shares to the Purchaser;

(d)

this Agreement and all other documents required to be executed and delivered by the Vendor have been duly, or will when executed and delivered be duly, executed and delivered by the Vendor, and constitute the legal, valid and binding obligations of the Vendor, enforceable against the Vendor in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(e)	no person, firm, corporation or entity of any kind has or will have on or after the Closing Date any agreement, right or option of any kind whatsoever to acquire any of the Purchase Shares;
(f)

the Vendor acquired the Purchase Shares in a transaction exempt from the registration requirements of the 1933 Act either (i) pursuant to Section 4(1) of the 1933 Act, or (ii) pursuant to Section 4(2) of the 1933 Act in the event that the Vendor is deemed an underwriter, or (iii) pursuant to Regulation S promulgated under the 1933 Act (in which event the Shares were acquired in an “off-shore transaction,” as defined in Rule 902(h) of Regulation S); and

(g)

the Vendor has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

4.2                        The Purchaser represents and warrants to the Vendor (which representations and warranties shall survive the closing of the transactions contemplated in this Agreement), with the intent that the Vendor will rely thereon in entering into this Agreement and in concluding the purchase and sale of the Purchase Shares as contemplated herein, that:

(a)	the Purchaser has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement;
(b)

this Agreement and all other documents required to be executed and delivered by the Purchaser have been duly, or will when executed and delivered be duly, executed and delivered by the Purchaser, and constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors, specific performance, injunctive relief and other equitable remedies;

(c)

the Purchaser has not taken any action which would impose any obligation or liability to any person for finder’s fees, agent’s commissions or like payments in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;

(d)

the sale of the Purchase Shares to the Purchaser as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Purchaser;

(e)

it understands and agrees that none of the Purchase Shares have been registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(f)

it has had access to all of the books and records of the Company and accordingly agrees that it is familiar with and has access to information regarding the Company similar to information that would be available in a registration statement filed by the Company under the 1933 Act;

(g)

it is acquiring the Purchase Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Purchase Shares;

(h)

it (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Purchase Shares for an indefinite period of time;

(i)	it understands and agrees that the Purchase Shares are being offered only in a transaction not involving any public offering within the meaning of the 1933 Act; and

(j)

the Purchaser is not acquiring the Purchase Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5.	Legending and Registration of Subject Shares

5.1                        The Purchaser hereby acknowledges that a legend will be placed on the certificates representing the Purchase Shares to the effect that the Purchase Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

5.2                        The Purchaser hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

6.	Termination

6.1                        This Agreement may be terminated at any time prior to the Closing (a) by the mutual consent of the Purchaser and the Vendor, or (b) by any party hereto if the Closing has not occurred on or before September 30, 2007.

6.2                        In the event of the termination of this Agreement, this Agreement shall terminate and the parties shall have no liabilities or obligations to each other hereunder; provided that nothing contained herein shall relieve any party of liability for fraud or willful breach of this Agreement.

7.	Further Assurances

7.1                        The parties to this Agreement hereby agree to execute and deliver all such further documents and instruments and do all acts and things as may be necessary or convenient to carry out the full intent and meaning of and to effect the transactions contemplated by this Agreement.

8.	Governing Law

8.1                        This Agreement is governed by the laws of the State of Nevada.

9.	Survival

9.1                        This Agreement, including without limitation the representations and warranties contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Purchase Shares as contemplated herein.

10.	Assignment

10.1                        This Agreement is not transferable or assignable.

11.	Electronic Means

11.1                      Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

12.	Severability

12.1                      The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

13.	Entire Agreement

13.1                      Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Purchase Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law.

14.	Notices

14.1                      Any notice required or permitted to be given under this Agreement will be validly given if in writing and delivered, sent by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy or sent by prepaid registered mail, addressed to the applicable party at its address indicated on the first page of this Agreement or to such other address as any party may specify by notice in writing to the other. Any notice delivered on a business day will be deemed conclusively to have been effectively given on the date notice was delivered and any notice given by electronic communication will be deemed conclusively to have been given on the date of such transmission. Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting, but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

15.	Counterparts

15.1                      This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

16.	Currency

16.1                      Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of the United States.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of September 12, 2007.

SIGNED, SEALED and DELIVERED by CELINE TOTMAN in the presence of: /s/ signed Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Celine Totman CELINE TOTMAN

SIGNED, SEALED and DELIVERED by CHRIS METCALF in the presence of: /s/ Andrea Metcalf Signature Andrea Metcalf Print Name 190 Bolumbia Hieghts #2 Brooklyn, NY 11201 Address Real Estate Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Chris Metcalf CHRIS METCALF

CW1365208.2